Bylaws

                                       of

                              DERMA SCIENCES, INC.

                                    Article 1

                                  Shareholders

Section 1.1       Annual Meeting

     An annual meeting of the shareholders shall be held in each calendar year, on such date as may be fixed by the board of directors, for the purpose of electing directors and for the transaction of any other business that may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday in the state where the meeting is to be held, the meeting shall be held on the next succeeding day.

Section 1.2       Special Meetings

     Special meetings of the shareholders may be called at any time by either the board of directors, the chairperson of the board, the president or by the holders of not less than 20% of all the shares entitled to vote at the meeting. Upon written request of any person who has duly called a special meeting, the secretary shall fix the time of the meeting, which shall be held not more than sixty (60) days after the receipt of the request. If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 1.3       Place of Meeting

     All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within or outside the Commonwealth of Pennsylvania, as may be designated by the board of directors.

Section 1.4       Notice

     Except as provided in Section 1.6 of these bylaws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least ten (10) days prior to the day named for the meeting, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws. In that case, the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be made by the amendment.

Section 1.5       Quorum

     A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. The shareholders present at a duly organized meeting can continue to do business until adjournment even though the withdrawal of shareholders leaves less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote, who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed in these bylaws, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote, who attend a meeting of shareholders that has been previously adjourned for one or more periods totaling at least fifteen (15) days because of absence of a quorum, although less than a quorum as fixed in these bylaws, shall nevertheless constitute a quorum for the purpose of acting on any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall constitute a quorum for the purpose of acting upon that matter.

Section 1.6       Adjournments

     Adjournment or adjournments of any annual or special meeting of shareholders, including one at which directors are to be elected, shall be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended, to be set forth in the original notice of the meeting, and such notice had not been previously given. Subject to quorum requirements, at any such adjourned meeting any business may be transacted might have been transacted at the meeting as originally planned by the notice.

Section 1.7       Action by Shareholders

     Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter, and if any shareholders are entitled to vote on the matter as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class on the matter, except where a different vote is required by law, the articles of incorporation or these bylaws.

Section 1.8       Voting Rights of Shareholders

     Unless  otherwise   provided  in  the  articles  of  incorporation,   every
shareholder shall be entitled to one vote for every share of capital stock outstanding in the shareholder's name on the books of the Corporation except as expressly provided to the contrary in the articles of incorporation.

Section 1.9       Proxies

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a written document executed by a shareholder or attorney-in-fact shall be treated as properly executed if it contains a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for purposes of a particular meeting or transaction. Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will unless coupled with an interest, but the revocation of a proxy shall not be effective until written notice of the revocation has been given to the secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided in the proxy. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the Corporation. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented by the proxy, the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

Section 1.10      Voting List

     The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this bylaw shall not affect the validity of any action taken at a meeting prior to a demand to examine the list at the meeting by any shareholder entitled to vote.

Section 1.11 Determination of Shareholders of Record

     The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. In this case, only shareholders of record on the date fixed shall be entitled to notice of, or to vote at, the meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date fixed. The board of directors may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this bylaw for purposes of a meeting, the determination shall apply to any adjournment of it unless the board fixes a new record date for the adjourned meeting.

Section 1.12      Certification by Nominee

     The board of directors may from time to time adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with this procedure, the persons specified in the certification shall be considered, for the purposes stated in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 1.13      Presiding Officer

     All meetings of the shareholders shall be called to order and presided over by the chairperson of the board or, if there is no chairperson or in the chairperson's absence, by the president or, in the absence of the president, by an officer or director of the Corporation appointed by the board of directors or, if none of those persons are present, by a chairperson of the meeting elected by the shareholders.

Section 1.14      Voting by Fiduciaries and Pledges

     Shares of this Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

Section 1.15      Voting by Joint Holders of Shares

     Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (a) if only one or more of the persons is present in person or by proxy, all of the shares standing in the names of those persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by that person or a majority of the persons who are present; and (b) if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of those shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners among themselves. If, however, there has been filed with the secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which the shares are held, the instrument by which the trust or estate was created, the order of court appointing them, or an order of court directing the voting of those shares, the persons specified as having such voting power in the latest document filed, and only those persons, shall be entitled to vote the shares, but only in accordance with the filed document.

Section 1.16      Voting by Corporations

     Any other domestic or foreign corporation for profit or not-for-profit that is a shareholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person is appointed its general or special proxy by resolution of its board of directors or under a provision of its articles of incorporation or bylaws. In the latter case, a copy of the resolution or article or bylaw provision certified to be correct by one of the shareholder corporation's officers must be filed with the secretary of this Corporation, and the person so appointed shall be entitled to vote the shares. Shares of the Corporation owned, directly or indirectly, by the Corporation and controlled, directly or indirectly, by the board of directors of the Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 1.17      Election of Directors

     Only candidates for director who have been duly nominated in accordance with Section 2.5 of these bylaws shall be eligible for election. In election of directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for election of directors begins. The duly nominated candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 1.18      Judges of Election

     In advance of any meeting of shareholders, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment of it. If judges of election are not appointed, the presiding officer of the meeting may, and on the request of any shareholder or of any shareholder's proxy, shall make an appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer. The judge or judges of election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do any acts that may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be considered in all respects to be the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or proxy of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated in that document.

                                    Article 2

                               Board of Directors

Section 2.1       General

     All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the board of directors.

Section 2.2       Number, Qualifications and Term of Office

     The board of directors of the  Corporation  shall consist of at least three
(3) and not more than fifteen (15) directors, the exact number to be set from time to time by resolution of the board of directors of the Corporation. Each director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each director shall hold office until the expiration of the term for which he or she was elected and until that director's successor has been elected and qualified or until that director's earlier death, resignation or removal. No reclassification of the board of directors or decrease in its size or the size of any class of the board shall have the effect of shortening the term of any incumbent director.

Section 2.3       Election and Classification

     The board of directors of the Corporation shall be classified and elected by the shareholders in accordance with the articles of incorporation.

Section 2.4       Vacancies

     Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the class of directors in which the vacancies occur though less than a quorum, or by a sole remaining director of said class, and each person so elected shall hold office until the next election of the class for which the director has been chosen and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. When one or more directors resign from the board effective at a future date, the directors then in office, including those who have resigned, shall have power by the applicable vote to fill the vacancies. The vote will then take effect when the resignations become effective.

Section 2.5       Nominations

     Nominations for election to the board of directors may be made by directors or by any shareholder of the Corporation entitled to notice of, and to vote for directors of the class sought to be nominated, at any meeting called for the election of directors. Nominations, other than those made by or on behalf of directors of the Corporation, shall be made in writing and shall be received by the chairperson of the board of the Corporation not later than (i) for an election of directors to be held at an annual meeting of shareholders, sixty
(60) days prior to the anniversary date of the immediately preceding annual meeting, and (ii) for an election of directors to be held at a special meeting of shareholders, the close of business on the fifteenth (15th) day following the date on which notice of the meeting is first given to shareholders or public disclosure of the meeting is made. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and residence address of each proposed nominee and of the notifying shareholder; (b) the principal occupation of each proposed nominee; (c) a representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) the total number of shares of the Corporation that will be voted for each proposed nominee; (e) the total number of shares of the Corporation owned by the notifying shareholder;
(f) a description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming that person or persons) pursuant to which the nomination or nominations are to be made by the notifying shareholder; (g) any other information regarding each nominee proposed by the shareholder that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; and (h) the consent of each nominee to serve as a director of the Corporation if elected. If the information submitted to the Corporation within the time prescribed above is determined by the chairperson of the board of the Corporation to be deficient in any manner, the chairperson shall advise the notifying shareholder in writing of the deficiencies not later than the close of business on the fifth (5th) day following the date that the Corporation first received written notice of the nomination made by the notifying shareholder. The notifying shareholder must then cure such deficiencies by sending a revised notification to the chairperson of the board of the Corporation, giving the required information that must be received by the chairperson of the board in writing not later than the fifth
(5th) day following the date that the notifying shareholder received notice from the Corporation of the deficiencies in his or her written nomination. Notwithstanding the above, these nominating procedures shall not apply to any special meeting of the shareholders of the Corporation called for the election of directors in which notice of the meeting was not given to shareholders at least twenty (20) days prior to the day named for the meeting.

Section 2.6       Removal for Cause

     (a) Removal by action of shareholders. The entire board of directors, or an entire class of directors where the board is classified with respect to the power to elect directors, or any individual director may be removed from office only for cause (as defined in these bylaws) by the vote of shareholders, or of the holders of a class or series of shares entitled to elect directors, or the class of directors.

     For purposes of this Section  "cause" shall mean any one of the  following:
(i) a director is judicially declared to be of unsound mind; (ii) a director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) a director breaches or fails to perform the statutory duties of that director's office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) within (60) days after notice of his or her election, a director does not accept the office either in writing or by attending a meeting of the board of directors and fulfilling any other requirements of qualification that these bylaws or the articles of incorporation may provide.

     Notwithstanding the above, the entire board of directors, or an entire class of directors, may be removed at any time with or without cause by the unanimous vote or consent of shareholders entitled to elect the directors, or class of directors.

     (b) Amendment or repeal. The repeal of the provisions of the bylaws prohibiting or the addition of a provision to the bylaws permitting the removal by the shareholders of directors without assigning any cause shall not apply to any incumbent director during the balance of the term for which that director was elected.

     (c) Removal by action of the directors. The board of directors may declare vacant the office of a director if that director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) if within sixty (60) days after notice of his or her election, the director does not accept the office either in writing or by attending a meeting of the board of directors and fulfilling any other requirements of qualification that these bylaws or the articles of incorporation may provide.

     (d) Other removal. The provisions of this Section shall not void any statutory provision authorizing the removal of any director or directors.

     (e)  Resignation.  Any  director  may  resign  at any time  from his or her
position  as  a  director  of  the  Corporation   upon  written  notice  to  the
Corporation. The resignation shall be effective upon its receipt by the Corporation or at a later time that may be specified in the notice of resignation.

Section 2.7       Regular Meetings

     The board of directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practicable after, and at the same place as, the annual meeting of shareholders or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the time and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.

Section 2.8       Special Meetings

     Special meetings of the board may be called by the chairperson of the board, the president or one third of the directors. The person or persons calling the special meeting may fix the day, hour and place, within or outside the Commonwealth of Pennsylvania, of the meeting, provided that the place shall be within 150 miles of Wilkes Barre, Pennsylvania unless all of the directors agree that the meeting may be held outside of that radius.

Section 2.9       Notice of Meetings

     No further notice of any annual or regular meeting of the board of directors need be given other than transmitting to the directors a copy of the resolution fixing the times and places of them. Written notice, or oral notice with written confirmation no later than the date of the meeting, of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 48 hours before the time set for the meeting. When a meeting of directors is adjourned, notice need not be given of the adjourned meeting other than by announcement at the meeting at which the adjournment is made. Notwithstanding the above notice requirements, if any meeting of directors cannot be organized because a quorum is not present, a majority of the directors present may adjourn the meeting to such time and place as they may determine, subject to the bylaws of the Corporation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

Section 2.10      Quorum of and Action by Directors

     A majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors except where a different vote is required by law, the articles of incorporation or these bylaws. Every director shall be entitled to one vote.

Section 2.11      Interested Directors or Officers and Quorum

     A contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of the Corporation's directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested director or officer is present at or participates in the meeting of the board that authorizes the contract or transaction, or solely because the common or interested director's or officer's vote is counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or (2) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote on the matter, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors that authorizes such a contract or transaction specified in this Section.

Section 2.12      Compensation

     By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors or its committee, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or committee or both. No such payment shall prevent any director from serving the Corporation in any other capacity and receiving compensation therefor, and a director may be a salaried officer or employee of the Corporation.

Section 2.13      Presumption of Assent

     A director of the Corporation who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files his or her written dissent to the action with the secretary of the meeting before its adjournment or transmits the dissent in writing to the secretary of the Corporation immediately after the adjournment of the meeting. This right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that minutes of a meeting incorrectly omitted that director's dissent if, promptly upon receipt of a copy of the minutes, the director notified the secretary, in writing, of the asserted omission or inaccuracy.

Section 2.14      Presiding Officer

     All meetings of the board of directors shall be called to order and presided over by the chairperson of the board of directors or, if there is no chairperson or in the chairperson's absence, by the president or, in the absence of the chairperson and president, by a chairperson of the meeting elected by the board of directors.

                                    Article 3

                             Committees of the Board

Section 3.1       Committees of the Board

     The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. Except in the case of the audit, compensation, and stock option committees, if any, in the absence or disqualification of any member or alternate member or members of a committee, the member or members present at any meeting and not disqualified from voting, though less than a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to:
(i) the submission to shareholders of any action requiring the approval of shareholders under the Pennsylvania Business Corporation Law of 1988, as it may be amended, (ii) the creation or filling of vacancies in the board of directors,
(iii) the adoption, amendment or repeal of the bylaws, (iv) the amendment, adoption or repeal of any resolution of the board that by its terms is amendable or repealable only by the board, or (v) action on matters committed by the bylaws or resolution of the board to another committee of the board. Each committee of the board shall serve at the pleasure of the board.

Section 3.2       Committee Rules

     Unless the board of directors provides otherwise by resolution, each committee shall conduct its business and take action in the same manner as the board conducts its business under the articles of incorporation of the Corporation and these bylaws. In the absence of a resolution of the board to the contrary, a majority of the entire authorized number of members of a committee shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of the members present and voting at a meeting if a quorum is then present shall be the acts of the committee, and in other respects each committee shall conduct its business and take action in the same manner as the board conducts its business under the articles of incorporation of the Corporation and these bylaws.

                                    Article 4

                                    Officers

Section 4.1       Officers and Qualifications

     The Corporation shall have a chairperson of the board of directors, a president, a secretary, and a treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect or provide for the appointment of one or more vice presidents, a controller, and any other officers and assistant officers that the board deems necessary or advisable. All officers must be natural persons of full age. Any two or more offices may be held by the same person. It shall not be necessary for officers to be directors or employees of the Corporation except that the chairperson of the board must be a director. Officers of the Corporation, as between themselves and the Corporation, shall have the authority and perform such duties in the management of the Corporation as is provided by or according to these bylaws or in the absence of controlling provisions in these bylaws as is determined by or according to resolutions or orders of the board of directors.

Section 4.2       Election, Term and Vacancies

     The officers and assistant officers of the Corporation shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine. Each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until the officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 4.3       Removal, Resignation and Bond

     (a) Removal. Any officer or agent of the Corporation may be removed by the board of directors with or without cause, but the removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create contract rights. Officers or agents appointed or elected other than by the board may also be removed with or without cause by the persons or officers entitled to appoint or elect them.

     (b) Resignation. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a later time that may be specified in the notice of resignation.

     (c) Bond. The Corporation may secure the fidelity of any or all of its officers by bond or otherwise.

Section 4.4       Chairperson of the Board

     The chairperson of the board of directors, if any, shall preside at all meetings of the shareholders and of the directors at which he or she is present, and shall have such authority and perform such duties as the board of directors may from time to time designate.

Section 4.5       Office of the Chief Executive

     The chairperson of the board and the president shall constitute the office of the chief executive of the Corporation. Subject to the control of the board of directors, the office of the chief executive shall: (a) have general and active management of all the business, property and affairs of the Corporation;
(b) see that all orders and resolutions of the board of directors and its committees are carried into effect; (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Corporation may require; (d) act as the duly authorized representative of the board in all matters except where the board has formally designated some other person or group to act; (e) perform all duties incident to the exercise of executive authority by, or on behalf of, the Corporation; and
(f) perform any other duties that may be assigned by the board of directors. The exercise of executive authority by the office at the chief executive shall be effected in such manner as the board of directors may, from time to time, designate, or, in absence of such designation, as the chairperson of the board shall determine.

Section 4.6       President

     The president shall, in the absence of the chairperson of the board, preside at all meetings of the shareholders and of the board of directors at which he or she is present, and shall have such authority and perform such duties as the board of directors may from time to time designate.

Section 4.7       Vice Presidents

     Each vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors or the office of the chief executive.

Section 4.8       Secretary

     The secretary shall: (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose; (b) have custody of the corporate records, stock books and stock ledgers of the Corporation; (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the secretary by the shareholder; (d) see that all notices are duly given in accordance with the law, the articles of incorporation, and these bylaws; and (e) in general perform all the usual duties incident to the office of secretary and other duties that may be assigned to him or her by the board of directors or the office of the chief executive . The secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed assistant secretary and may delegate custody of the Corporation's stock books, stock ledgers, shareholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

Section 4.9       Assistant Secretary

     The assistant secretary, or assistant secretaries if more than one, shall perform the duties of the secretary in his or her absence and shall perform other duties that the board of directors, the office of the chief executive or the secretary may from time to time designate.

Section 4.10      Treasurer

     The treasurer shall have general supervision of the fiscal affairs of the Corporation. The treasurer shall, with the assistance of the office of the chief executive and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Corporation in whatever manner the board may direct, unless that function shall have been delegated to a nominee or agent;
(c) deposit or cause to be deposited in the name and to the credit of the Corporation, in depositories the board of directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare any financial reports that may be requested from time to time by the board; (e) cooperate in the conduct of the annual audit of the Corporation's financial records by certified public accountants duly appointed by the board; and (f) in general perform all the usual duties incident to the office of treasurer and other duties that may be assigned to him or her by the board of directors or the office of the chief executive. The treasurer shall also be ex officio an assistant secretary of the Corporation.

Section 4.11      Controller

     The controller, if any, shall (a) have general charge of the accounting of the Corporation, and (b) in general perform all the usual duties incident to the office of controller and other duties that may be assigned to him or her by the board of directors, the office of the chief executive or the treasurer.

Section 4.12      Other Management Officers

     The office of the chief executive may, subject to ratification by the board, elect and appoint any other management officers that it deems advisable, who shall have the authority and perform such duties as may from time to time be prescribed by the board or assigned by the office of the chief executive.

Section 4.13      Salaries

     Unless otherwise provided by the board, the salaries of each of the officers elected by the board shall be fixed from time to time by the board of directors and the salaries of all other officers of the Corporation shall be fixed from time to time by the office of the chief executive or another person as may be designated from time to time by the office of the chief executive or the board.

                                    Article 5

                        Share Certificates and Transfers

Section 5.1       Certificates

     Share certificates shall be in a form approved by the board of directors and shall state: (i) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and
(iii) the number and class of shares and the designation of the series, if any, that the share certificate represents.

     If the Corporation is authorized to issue shares of more than one class or series, each share certificate shall also state, on the face or back of the certificate, that the Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

     Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the chairperson, president or any vice president, and be countersigned by the treasurer or an assistant treasurer or by the secretary or an assistant secretary.

Section 5.2       Transfer of Shares

     Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation which may be kept in written or computer form. Transfers shall be made by the Corporation or its duly authorized agent as required by law. Except as otherwise stated in Section 1.12 of these bylaws (Certification by Nominee), the Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner of those shares for all purposes.

Section 5.3       Registrar, Transfer Agent and Authenticating Trustee

     The Corporation may, but need not, designate another organization to act as authenticating trustee, transfer agent, registrar or other agent for the Corporation in the registration of transfer of its securities, the issuance of new securities or the cancellation of surrendered securities, and to perform such other functions as agent for the Corporation as the Corporation may deem appropriate.

Section 5.4       Lost, Destroyed or Stolen Certificates

     If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu of the security in a manner and upon the terms authorized by the board of directors, and shall be issued in place of the original security, in accordance with 13 Pa.C.S. 8405(2), if the owner: (a) makes the request before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements imposed by the Corporation.

                                    Article 6

                Manner of Giving Notice, Waiver of Notice, Action
                     Without Meeting, Meetings by Conference
                     Telephone and Modification of Proposals

Section 6.1       Manner of Giving Notice

     Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law, by the articles of incorporation or these bylaws, it may be given to the person either personally or by sending a copy of it by: (1) first class or express mail, postage prepaid; (2) telegram (with messenger service specified), telex or TWX (with answer back received) or courier service, charges prepaid; (3) facsimile transmission, to the shareholder's address (or to the shareholder's telex, TWX, or facsimile number) appearing on the books of the Corporation; or, (4) in the case of directors, in such other manner as may be supplied by the director to the Corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail, with a telegraph office or courier service for delivery except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telex, TWX or facsimile, when dispatched.

Section 6.2       Waiver of Notice

     Whenever any written notice is required to be given by statute, the articles of incorporation or these bylaws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


Section 6.3       Board Action by Unanimous Written Consent

     Any action required or permitted to be taken at a meeting of the directors or of any committee of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken is signed by all of the directors in office, or by all of the members of a committee in office, as the case may be, and is filed with the secretary of the Corporation.

Section 6.4       Meetings by Means of Conference Telephone

     One or more persons may participate in a meeting of the directors, or of any committee of directors, but not a meeting of the shareholders, by means of conference telephone or similar communications' equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

Section 6.5       Modification of Proposals

     Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute, the articles of incorporation or bylaws, the meeting considering the resolution may without further notice adopt it with any clarifying or other amendments that do not enlarge its original purpose.

                                    Article 7

                         Inspection of Corporate Records

Section 7.1       Inspection of Corporate Records

     Every shareholder shall, upon written verified demand stating the purpose of the demand, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts from those documents. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other written document that authorizes the attorney or other agent to act on behalf of the shareholder for this purpose. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

                                    Article 8

                       Personal Liability, Indemnification
                                  and Insurance

Section 8.1       Personal Liability of Directors

     A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under
 1713 of the Pennsylvania Business Corporation Law of 1988, as it may be amended, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of a director under any criminal statute, or (ii) the liability of a director for the payment of taxes according to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with Section 8.1 of these bylaws shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of the repeal or modification or the adoption of the inconsistent provision.

Section 8.2    Permissive Indemnification of Officers and Other Representatives

     (a) The Corporation shall have the power, to the full extent not prohibited by law, to indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in (as a witness or otherwise) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation or otherwise (hereinafter, a proceeding), by reason of the fact that he or she, or a person of whom he or she is the heir, executor, or administrator, is or was an officer or other representative whether compensated or non-compensated of the Corporation or is or was serving at the request of the Corporation as an officer, director, trustee or other representative of another corporation or of a partnership, joint venture, trust or other enterprise (including without limitation service with respect to employee benefit plans), or where the basis of the proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as an officer or other representative of the Corporation, or in any other capacity on behalf of the Corporation while that person is or was serving as an officer or other representative of the Corporation, against any or all expenses, liability and loss, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement (whether with or without court approval), actually incurred or paid by such person in connection with the proceeding.

     (b) Notwithstanding the foregoing, to the extent that an officer or other representative of the Corporation has been successful on the merits or otherwise in defense of any proceeding, the Corporation shall indemnify that person against expenses, including but not limited to attorneys' fees, actually and reasonably incurred by that person in connection with the proceeding.

     (c) Notwithstanding the foregoing, except as stated in Section 8.3 below, the Corporation may indemnify any such person seeking indemnification in connection with a proceeding (or part of it) initiated by that person only if the proceeding (or part of it) was authorized by the board of directors of the Corporation.

     (d) Expenses incurred by an officer or other representative in defending any proceeding may be paid by the Corporation in advance of the final disposition of the proceeding upon receipt from or on behalf of the party or parties of an undertaking to repay such expenses if and to the extent it shall ultimately be determined that they are not entitled to be indemnified by the Corporation and upon receipt by the Corporation of a request for indemnification stating in reasonable detail the expenses incurred.

     (e) Any right to indemnification and advancement of expenses provided in these bylaws or conferred under the power granted herein shall continue for a person who has ceased to be an officer or other representative of the Corporation or to serve in any of the other capacities described herein, and shall inure to the benefit of the heirs, executors and administrators of that person.

     (f) Except in instances where the officer or other representative of the Corporation has been successful on the merits or otherwise, the indemnification and/or advancement of expenses provided for in Section 8.2(a) through (e) above shall be made by the Corporation only as authorized in the specific case upon a determination that the officer or other representative of the Corporation should be indemnified and/or expenses should be advanced because he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Such determination shall be made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable or if the board directs it, by independent legal counsel. In no event, however, shall any payment be made where indemnification is not permitted by law.

Section 8.3       Payment of Indemnification

     If a claim for indemnification under Section 8.2 of these bylaws is not paid in full by the Corporation within thirty (30) days after the later of: (a) compliance with Section 8.2(f), and (b) a written claim for indemnification has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses, the claimant shall be entitled to be paid the expenses of prosecuting the claim.

Section 8.4       Non-exclusivity of Rights

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in Section
8.2 and the right to payment of expenses conferred in Section 8.3 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of shareholders, vote of directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding that office. The Corporation shall have the express authority to enter into such agreements or arrangements as the board of directors deems appropriate for the indemnification of and advancement of expenses to present or future directors and officers as well as employees, representatives or agents of the Corporation in connection with their status with or services to or on behalf of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, for which the person is serving at the request of the Corporation.

Section 8.5       Funding

     The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, including its obligation to advance expenses, whether arising under or pursuant to this Article or otherwise.

Section 8.6       Insurance

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer or representative of the Corporation, or is or was serving at the request of the Corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of his or her status as such, whether or not the Corporation has the power to indemnify that person against such liability under the laws of this or any other state.

Section 8.7       Modification or Repeal

     Neither the modification, amendment, alteration or repeal of this Article or any of its provisions nor the adoption of any provision inconsistent with this Article or any of its provisions shall adversely affect the rights of any person to indemnification and advancement of expenses existing at the time of the modification, amendment, alteration or repeal or the adoption of the inconsistent provision.

                                    Article 9

                               General Provisions

Section 9.1       Registered Office

     The  registered   office  of  the   Corporation  in  the   Commonwealth  of
Pennsylvania shall be that address as may be designated from time to time by the board of directors.

Section 9.2       Other Offices

     The Corporation may have additional offices and places of business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors may designate or as the business of the Corporation may require.

Section 9.3       Corporate Seal

     The Corporation may have a corporate seal, which shall have inscribed on it the name of the Corporation, the year of organization, and the words "Corporate Seal-Pennsylvania" or such inscription as the board of directors may determine. The seal may be used by causing it or a facsimile of it to be impressed or affixed, or in any manner reproduced.

Section 9.4       Fiscal Year

     The fiscal year of the Corporation shall end on the 31st day of December in each year.

Section 9.5       Amendment of Bylaws

     These bylaws may be amended or repealed, and new bylaws may be adopted, by vote of a majority of the directors of the Corporation then in office, except where the power to repeal, adopt or amend a bylaw on any subject is expressly committed to the shareholders by the articles of incorporation or the Pennsylvania Business Corporation Law of 1988, as it may be amended, and subject always to the power of the shareholders to change any action taken by the board. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution making the change. Any action required or permitted to be taken with respect to these bylaws by the shareholders shall be taken only by the affirmative vote of a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter, and this provision may itself be amended, modified or repealed only by said affirmative vote of shareholders.